                                                                    EXHIBIT 4.3



                 TRANSPORTATION MANUFACTURING OPERATIONS, INC.

                                AMENDMENT NO. 2
                                       to
                                CREDIT AGREEMENT
                            AND OTHER LOAN DOCUMENTS
                            Dated as of May 23, 1997


     This Amendment No. 2 to Credit Agreement and other Loan Documents (this "Amendment") is dated as of May 23, 1997 and entered into by and among TRANSPORTATION MANUFACTURING OPERATIONS, INC., a Delaware corporation (the "Borrower"), the guarantors set forth on the signature pages hereof (collectively, the "Guarantors" and individually, a "Guarantor"), the banks set forth on the signature pages hereof (collectively, the "Lenders" and individually, a "Lender"), NBD BANK, a Michigan banking corporation ("NBD"), as the resigning Administrative Agent for the Lenders and as the exiting Lender, Swing Line Bank and Issuing Lender, and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association ("First Chicago"), as the new Lender, Swing Line Bank and Issuing Lender and the successor Administrative Agent for the Lenders.

                                R E C I T A L S:

     A. The Borrower, the Lenders and NBD, as Swing Line Bank, Issuing Lender and Administrative Agent, are parties to that certain Credit Agreement dated as of September 30, 1996, as amended by Amendment No. 1 thereto dated as of December 17, 1996 (the "Credit Agreement").

     B. In connection with the Credit Agreement, the Guarantors executed the Subsidiary Guaranty dated as of October 1, 1996 (the "Guaranty") in favor of the Administrative Agent for the ratable benefit of the Lenders.

     C. The Borrower has requested changes in certain of the covenants contained in the Credit Agreement and a release of BusLease, Inc., one of the Guarantors, from its obligations under the Guaranty, and the Lenders are willing to agree to such changes and such release on the terms and conditions set forth herein.

     D. NBD desires to assign to First Chicago, and to be released from, all of its rights and obligations under the Credit Agreement, the Guaranty and all other documents executed and delivered in connection with the Credit Agreement (collectively, the "Loan Documents"), excepting only certain Retained Rights
(as defined below) with respect to the outstanding Letters of Credit specified below.

     E. NBD further desires to resign as Administrative Agent under the Credit Agreement and all other Loan Documents, and First Chicago desires to replace NBD as Administrative Agent thereunder.

     F. The parties hereto desire to amend the Credit Agreement and all other Loan Documents in certain respects as hereinafter set forth so as to take into account the foregoing.

     ACCORDINGLY, in consideration of the premises and the agreements and provisions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Credit Agreement.

     Section 2.  AMENDMENTS TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS.

     2.1 (a) Effective as of the Amendment Effective Date (as hereinafter defined), NBD shall hereby sell and assign to First Chicago, and First Chicago shall hereby purchase and assume from NBD, all of NBD's rights (other than the Retained Rights) and obligations under the Credit Agreement and the other Loan Documents, whereupon, except as set forth in subsection 2.1(b) below, (i) NBD shall cease to be a Lender, the Swing Line Bank and an Issuing Lender under the Credit Agreement and all other Loan Documents and shall relinquish its rights and shall be released from its obligations under the Credit Agreement and the other Loan Documents, and (ii) First Chicago shall for all purposes be a Lender party to the Credit Agreement and each other Loan Document executed by the Lenders and shall have all of the rights and obligations of a Lender, the Swing Line Bank and an Issuing Lender under the Credit Agreement and the other Loan Documents. This Amendment shall be deemed to satisfy all the requirements of
Section 8.07 of the Credit Agreement with respect to such assignment from NBD to First Chicago.

     (b) NBD shall retain all of its rights as an Issuing Lender under the Credit Agreement with respect to the outstanding Letters of Credit described on
Schedule I hereto (the "NBD Letters of Credit") as against the Borrower with respect to, among other things, reimbursement obligations under Section 2.04(c) of the Credit Agreement, fees, interest and other charges under Section 2.04(e) of the Credit Agreement, and indemnification under Section 2.04(h) of the Credit Agreement, and as against the respective Lenders as purchasers of participations in the NBD Letters of Credit, provided that First Chicago shall not be deemed to have purchased a pro rata participation in the NBD Letters of Credit pursuant to Section 2.04(a) of the Credit Agreement. All such retained rights of NBD with respect to the NBD Letters of Credit are referred to herein as the "Retained Rights," and NBD shall continue to hold the Retained Rights until all of the NBD Letters of Credit shall have expired in accordance with their terms or shall have been surrendered to NBD for cancellation and all reimbursement obligations, fees, interest, charges, indemnities and other obligations of the Borrower with respect to the NBD

Letters of Credit shall have been paid in full. NBD shall have no obligation to, and shall not, issue any Letters of Credit after the effective date of this Amendment.

     2.2 Effective as of the Amendment Effective Date, (i) NBD shall resign as Administrative Agent under the Credit Agreement and the other Loan Documents and First Chicago shall replace NBD as Administrative Agent under the Credit Agreement and the other Loan Documents, and (ii) except as contemplated by
Section 7.11 of the Credit Agreement, NBD shall have no further rights or obligations as Administrative Agent under the Credit Agreement or any other Loan Document. In furtherance of the foregoing, for all purposes of Section
7.11 of the Credit Agreement, effective as of the Amendment Effective Date, NBD shall be deemed to have resigned as Administrative Agent and First Chicago shall be deemed to be the successor Administrative Agent appointed by all the Lenders, and this Amendment shall constitute (i) the notice of such resignation to be provided by NBD as Administrative Agent to the Lenders and the Borrower,
(ii) the instrument by which the Lenders appoint First Chicago as the successor Administrative Agent, and (iii) the instrument by which First Chicago accepts such appointment.

     2.3 The reference to "NBD BANK, as contractual representative" set forth in the introductory paragraph of the Credit Agreement is hereby amended to read as a reference to "THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as contractual representative".

     2.4 The definition of "Business Day" set forth in Article I of the Credit Agreement is hereby amended to read in its entirety as follows:

          "Business Day" means a day other than a Saturday, Sunday or other day on which the Administrative Agent is not open to the public for carrying on substantially all of its banking functions, and, if the applicable Business Day relates to any Eurodollar Advances, a day on which dealings are carried on in the London interbank market.

     2.5 Article I of the Credit Agreement is hereby amended to add thereto the following defined term:

          "Consolidated EBIT" means, for any period, the sum (without duplication) of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense and (iii) provisions for taxes based on income, all of the foregoing as determined on a consolidated basis for the Borrower and its Subsidiaries in conformity with GAAP.

     2.6 The first sentence of Section 2.01 of the Credit Agreement is hereby amended by adding after the reference to "Section 8.07(c)," therein the following: "or, in the case of First Chicago, on the signature page of Amendment No. 2 dated as of May 23, 1997 to this Agreement,".

     2.7 All references to the "Administrative Agent" in the Credit Agreement and the other Loan Documents shall be deemed to refer to The First National Bank of Chicago in its capacity as Administrative Agent.

     2.8 Except as provided in Section 2.1(b) hereof, all references to "NBD" or "NBD Bank," whether as a Lender, the Swing Line Bank, an Issuing Lender or as Administrative Agent, in the Credit Agreement and the other Loan Documents shall be amended to read "First Chicago" or "The First National Bank of Chicago," as appropriate.

     2.9 All references in the Credit Agreement and the other Loan Documents to any address for notices to NBD, NBD Bank or the Administrative Agent shall be amended to read: "The First National Bank of Chicago, One First National Plaza, Suite 0634, Chicago, Illinois 60670, Attn: Sharon Bosch, Facsimile No.: (312) 732-4840, Telephone No.: (312) 732-7112."

     2.10 Section 5.02(c) of the Credit Agreement is hereby amended by deleting from clause (iv) thereof the figure "$15,000,000" and substituting therefor the figure "$25,000,000" and by adding at the end of such clause (iv) the following:

     provided, further, that such aggregate outstanding amount may include up to $20,000,000 of Investments by the Borrower in an entity formed for purposes of operating as a finance company ("Newco") in which Dina or any of its Subsidiaries may also be an investor, which Investments may consist of debt or equity interests or a combination thereof and the consideration for which may be cash or other property valued at fair market value;

     2.11 Section 5.02(e) of the Credit Agreement is hereby amended by adding to clause (iv) thereof, after the phrase "limited recourse basis" the first place such phrase appears therein and before the semicolon, a comma and the phrase "including, without limitation, such sales to Newco".

     2.12 Section 5.02(j) of the Credit Agreement is hereby amended by deleting clause (ii) thereof in its entirety and substituting therefor the following:

          (ii) as long as no Event of Default or Potential Event of Default shall have occurred or be continuing, or would result therefrom, the Borrower may (A) declare and pay ordinary dividends on its outstanding common stock in such amounts as may be determined by its Board of Directors and (B) make other distributions (including, without limitation, dividends on preferred stock and payments for the redemption or repurchase of common or preferred stock), provided that the aggregate amount of all such dividends and distributions from and after the date hereof does not exceed 50% of cumulative Consolidated Net Income determined for all fiscal quarters ending after January 1, 1997 but prior to the date of such distribution.

        2.13 Section 5.03(a) of the Credit Agreement is hereby amended by deleting the table set forth therein in its entirety and substituting therefor the following:


------------------------------------------------
Applicable Period                  Maximum Ratio
------------------------------------------------
Effective Date - March 30, 1997    4.25 to 1.00
------------------------------------------------
March 31, 1997 - June 29, 1997     3.75 to 1.00
------------------------------------------------
June 30, 1997 - March 30, 1998     3.50 to 1.00
------------------------------------------------
At all times thereafter            3.00 to 1.00
------------------------------------------------

        2.14 Section 5.03(b) of the Credit Agreement is hereby amended by deleting it in its entirety and substituting therefor the following:

             (b) Fixed Charge Coverage Ratio. The Borrower will not permit the ratio ("Fixed Charge Coverage Ratio") of (i) the sum of Consolidated EBIT plus Consolidated Rental Payments to (ii) the sum of Consolidated Interest Expense plus Consolidated Rental Payments, determined as of the last day of each fiscal quarter for the four fiscal quarter period then ended, to be less than 2.50 to 1.00 as of the last day of any fiscal quarter.

        Section 3. RELEASE

        The Lenders hereby release BusLease, Inc. from any and all obligations under the Guaranty.

        Section 4. CONDITIONS TO EFFECTIVENESS.

        This Amendment shall become effective as of the date hereof (the "Amendment Effective Date") upon the receipt by First Chicago, as the new Administrative Agent, of the following items:

        (i) Counterparts of this Amendment duly executed by the Borrower, the Guarantors, and the Majority Lenders (determined immediately prior to the occurrence of the Amendment Effective Date).

        (ii) A Promissory Note in the principal amount of $20,000,000 and a Swing Line Note in the principal amount of $5,000,000, each payable to the order of First Chicago and executed and delivered by the Borrower (the "New Notes"). Immediately upon receipt by First Chicago of the New Notes, NBD's Promissory Note and Swing Line Note shall be deemed canceled, provided that all accrued but unpaid interest thereon shall be deemed accrued and unpaid on the respective New Notes.

        (iii) Such other documents as the Administrative Agent or any Lender may reasonably request.

        First Chicago and NBD shall make mutually satisfactory arrangements for payment of the consideration for the assignment under Section 2.1 hereof.

        Section 5. REPRESENTATIONS AND WARRANTIES OF BORROWER.

        To induce the Lenders to enter into this Amendment, and to amend the Credit Agreement and the other Loan Documents as provided herein, the Borrower and each of the Guarantors hereby represents and warrants that:

        (a) The Borrower has full power, authority and legal right to execute, deliver and perform this Amendment, the Credit Agreement as amended hereby and the New Notes, and each of the Guarantors has full power, authority and legal right to execute and deliver this Amendment. The Borrower has duly executed and delivered this Amendment and the New Notes, and each of the Guarantors has duly executed and delivered this Amendment.

        (b) This Amendment, the Credit Agreement as amended hereby and the New Notes are the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, and this Amendment is the legal, valid and binding obligation of each of the Guarantors, enforceable against each such Guarantor in accordance with its terms, in each case as enforceability may be subject to the effect of applicable bankruptcy, insolvency, arrangement, moratorium and other similar laws affecting creditors' rights generally and to the application of general principles of equity.

        (c) No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including, without limitation, any creditor or stockholder of the Borrower or any Guarantor, is required on the part of the Borrower or any Guarantor in connection with the execution, delivery and performance of this Amendment or the New Notes or the transactions contemplated hereby or thereby or as a condition to the legality, validity or enforceability of this Amendment, the Credit Agreement as amended hereby or the New Notes.

        (d) No event has occurred and is continuing or will result from the execution and delivery of this Amendment that constitutes an Event of Default or Potential Event of Default.

        Section 6. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS.

        (a) From and after the Amendment Effective Date, each reference in any Loan Document to such Loan Document or any other Loan Document shall mean and be a reference to the respective Loan Document as amended hereby.

        (b) The Credit Agreement and all other Loan Documents, as amended hereby, shall remain in full force and effect, and are hereby ratified and confirmed.

        (c) Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent, the Lenders, the Swing Line Bank or any Issuing Lender, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

        Section 7. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflict of law provisions) of the State of Illinois.

        Section 8. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

        Section 9. COUNTERPARTS. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

        IN WITNESS WHEREOF, this Amendment has been duly executed and delivered on the date first above written.

                                   TRANSPORTATION MANUFACTURING
                                    OPERATIONS, INC.


                                   By: /s/ Guillermo Kareh Aarun
                                       -----------------------------
                                       Name:  Guillermo Kareh Aarun
                                       Title: Chief Executive Corporate Officer
                                              and Secretary

                                   By: /s/ Rafael Gomez Flores
                                       -----------------------------
                                       Name:  Rafael Gomez Flores
                                       Title: Chairman of the Board
                                              and President


                                   Guarantors:

                                   HAUSMAN BUS SALES, INC.

                                   By: /s/ Guillermo Kareh Aarun
                                       -----------------------------
                                       Name:  Guillermo Kareh Aarun
                                       Title: Chief Executive Corporate Officer
                                              and Secretary

                                   By: /s/ Rafael Gomez Flores
                                       -----------------------------
                                       Name:  Rafael Gomez Flores
                                       Title: Chairman of the Board
                                              and President

                                   MCI ACCEPTANCE CORP.

                                   By: /s/ Guillermo Kareh Aarun
                                       -----------------------------
                                       Name:  Guillermo Kareh Aarun
                                       Title: Chief Executive Corporate Officer

                                   By: /s/ Rafael Gomez Flores
                                       -----------------------------
                                       Name:  Rafael Gomez Flores
                                       Title: President


                                   MOTOR COACH INDUSTRIES, INC.

                                   By: /s/ Guillermo Kareh Aarun
                                       -----------------------------
                                       Name:  Guillermo Kareh Aarun
                                       Title: Chief Executive Corporate Officer
                                              and Secretary

                                   By: /s/ Rafael Gomez Flores
                                       -----------------------------
                                       Name:  Rafael Gomez Flores
                                       Title: Chairman of the Board
                                              and President


                                   MOTOR COACH INDUSTRIES-CHINA, INC.

                                   By: /s/ Guillermo Kareh Aarun
                                       -----------------------------
                                       Name:  Guillermo Kareh Aarun
                                       Title: Chief Executive Corporate Officer
                                              and Secretary

                                   By: /s/ Rafael Gomez Flores
                                       -----------------------------
                                       Name:  Rafael Gomez Flores
                                       Title: Chairman of the Board
                                              and President


                                   TRANSIT BUS INTERNATIONAL, INC.

                                   By: /s/ Guillermo Kareh Aarun
                                       -----------------------------
                                       Name:  Guillermo Kareh Aarun
                                       Title: Chief Executive Corporate Officer
                                              and Secretary

                                   By: /s/ Rafael Gomez Flores
                                       -----------------------------
                                       Name:  Rafael Gomez Flores
                                       Title: Chairman of the Board
                                              and President


                                   CUSTOM ASSETS CORP.

                                   By: /s/ Guillermo Kareh Aarun
                                       -----------------------------
                                       Name:  Guillermo Kareh Aarun
                                       Title: Chief Executive Corporate Officer
                                              and Secretary

                                   By: /s/ Rafael Gomez Flores
                                       -----------------------------
                                       Name:  Rafael Gomez Flores
                                       Title: Chairman of the Board
                                              and President


                                   TRANSPORT TECHNOLOGY CORPORATION

                                   By: /s/ Guillermo Kareh Aarun
                                       -----------------------------
                                       Name:  Guillermo Kareh Aarun
                                       Title: Chief Executive Corporate Officer
                                              and Secretary

                                   By: /s/ Rafael Gomez Flores
                                       -----------------------------
                                       Name:  Rafael Gomez Flores
                                       Title: Chairman of the Board
                                              and President

                                   UNIVERSAL COACH PARTS, INC.

                                   By: /s/ Guillermo Kareh Aarun
                                       -----------------------------
                                       Name:  Guillermo Kareh Aarun
                                       Title: Chief Executive Corporate Officer
                                              and Secretary

                                   By: /s/ Rafael Gomez Flores
                                       -----------------------------
                                       Name:  Rafael Gomez Flores
                                       Title: Chairman of the Board
                                              and President

                                   Lenders:

                                   THE BANK OF NEW YORK

                                   By: /s/ John R. Ciulla
                                       -----------------------------
                                       Name:  John R. Ciulla
                                       Title: Associate Vice President


                                   KEYBANK NATIONAL ASSOCIATION

                                   By: /s/ Marianne Mell
                                       -----------------------------
                                       Name:  Marianne Mell
                                       Title: Vice President


                                   COMERICA BANK

                                   By: /s/ Richard C. Northrup III
                                       -----------------------------
                                       Name:  Richard C. Northrup III
                                       Title: Associate Vice President


                                   HUNTINGTON NATIONAL BANK

                                   By: /s/ Thomas G. Myers
                                       -----------------------------
                                       Name:  Thomas G. Myers
                                       Title: Vice President


                                   BANK OF HAWAII

                                   By: /s/ Donna R. Parker
                                       -----------------------------
                                       Name:  Donna R. Parker
                                       Title: Vice President

                                       NATIONSBANK, N.A.

                                       By:  /s/ Valerie C. Mills
                                           --------------------------------
                                            Name: Valerie C. Mills
                                            Title: Sr. Vice President


                                       THE SANWA BANK, LIMITED, CHICAGO
                                       BRANCH

                                       By:  /s/ Tomomi Omura
                                           --------------------------------
                                            Name: Tomomi Omura
                                            Title: Assistant General Manager


                                       THE SUMITOMO BANK, LIMITED

                                       By:  /s/ S.M. Kanunski
                                           --------------------------------
                                            Name: S.M. Kanunski
                                            Title: Vice President

                                       By:  /s/ H.W. Redding
                                           --------------------------------
                                            Name: H.W. Redding
                                            Title: Vice President and Manager


Commitment:                            THE FIRST NATIONAL BANK OF CHICAGO,
-----------                                 Individually as a Lender, the
$20,000,000                                 Swing Line Bank and an Issuing
                                            Lender, and as Administrative Agent

                                       By:  /s/ Gary Gage
                                           --------------------------------
                                            Name: Gary Gage
                                            Title: Sr. Vice President


                                       NBD BANK, Individually as an exiting
                                            Lender, Swing Line Bank and Issuing
                                            Lender, and as the resigning
                                            Administrative Agent

                                       By:  /s/ Gary Gage
                                           --------------------------------
                                            Name: Gary Gage
                                            Title: Sr. Vice President

                                   SCHEDULE I
                                       TO
                                AMENDMENT NO. 2
                                       TO
                                CREDIT AGREEMENT
                            DATED SEPTEMBER 30, 1996

                           EXISTING LETTERS OF CREDIT



                  Letter of                 Expiration
        Issuer    Credit No.   Face Amount    Date          Beneficiary
        ------    ----------   -----------  ----------      -----------

        NBD Bank   S149309     $  400,000    11/21/97    OLD REP INS. CO.

        NBD Bank   S149310     $  280,000    11/21/97    TRANSAMERICA INS. CO.

        NBD Bank   S149311     $2,000,000    11/21/97    CONT CASUALTY CO.

        NBD Bank   S149307     $1,000,000    11/21/97    WORKERS COMP ADM
                                                          SUNWEST BANK

        NBD Bank   S149848     $1,000,000    5/6/98      AETNA CASUALTY